Exhibit 10.2

SECOND AMENDMENT TO THE COPROMOTION AGREEMENT

         This SECOND AMENDMENT TO THE COPROMOTION AGREEMENT (hereinafter, the “Second Amendment”) is entered into and is effective as of this 29th day of June, 2001 (hereinafter, the “Effective Date”), by and between KING PHARMACEUTICALS, INC., a Tennessee corporation (hereinafter, “KING”), and NOVAVAX, INC., a Delaware corporation (hereinafter, “NOVAVAX”).

W I T N E S S E T H:

         WHEREAS, KING and NOVAVAX entered into the Copromotion Agreement dated as of January 8, 2001 (hereinafter, “the Copromotion Agreement”), as amended by the First Amendment to the Copromotion Agreement dated as of the date hereof (hereinafter, the “First Amendment”);

         WHEREAS, the parties now desire to modify certain provisions of the Copromotion Agreement, as more specifically set forth below;

         WHEREAS, KING and NOVAVAX each desire to reduce the baseline sales figures for the KING Products, as set forth in Exhibit 9.1(b) to the Copromotion Agreement;

         WHEREAS, NOVAVAX desires for KING and KING desires to equally share with NOVAVAX in the Direct Costs for the development of ANDROSORB™, and NOVAVAX further desires for KING and KING further desires to receive fifty percent (50%) of any revenues that NOVAVAX actually receives from the sales of ANDROSORB™; and KING and NOVAVAX each desire to revise and amend Section 8.6 of the Copromotion Agreement, accordingly;

         WHEREAS, KING and NOVAVAX each desire to revise and amend the milestone payments, as set forth in Section 9.2, entitled Milestone Payments, of the Copromotion Agreement;

         WHEREAS, KING desires for NOVAVAX and NOVAVAX desires to spend at least Five Million U.S. Dollars ($5,000,000.00) in Pre-Launch Marketing Expenses for ESTRASORB™ during the Pre-Launch Period; and

         WHEREAS, KING and NOVAVAX each desire to add Filed, Pre-Launch Marketing Expenses, Pre-Launch Period and Submitted as four newly defined terms to ANNEX I, entitled “DEFINITIONS”, attached to the Copromotion Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

      1.01 KING and NOVAVAX agree that capitalized terms used herein but not otherwise defined shall have the same meanings set forth in the Copromotion Agreement, as amended by the First Amendment.

      1.02 KING and NOVAVAX agree that ANNEX I, entitled “DEFINITIONS”, attached to the Copromotion Agreement, is hereby amended by adding “Filed”, “Pre-Launch Marketing Expenses”, “Pre-Launch Period” and “Submitted” as four newly defined terms thereto, as follows:

      “Filed” shall mean that (1) the ESTRASORB™ NDA has been Submitted in its entirety by NOVAVAX on or before June 29, 2001, and (2) the FDA shall have issued written notification to NOVAVAX on or before September 1, 2001, which (i) accepts for filing the ESTRASORB™ NDA, which was Submitted by NOVAVAX on or before June 29, 2001, and (ii) assigns the ESTRASORB™ NDA, which was Submitted on or before June 29, 2001, a reference number and filing date.

      “Pre-Launch Marketing Expenses” shall mean the costs and expenses incurred by NOVAVAX which directly and solely relate to the marketing and promotion of the applicable NOVAVAX Product during the Pre-Launch Period in the Territory and shall include, without limitation, costs and expenses incurred in connection with (i) general advertising, including without limitation journal advertising, direct mail advertising and point of prescription advertising; (ii) continuing medical education programs, (iii) publications related to such NOVAVAX Product; (iv) trade shows and conventions; and (v) Marketing Materials.

      “Pre-Launch Period” shall mean that period of time that extends from the Effective Date up to, but excluding the NOVAVAX Product Initiation Date.

      “Submitted” shall mean that NOVAVAX shall have delivered the ESTRASORB™ NDA to the FDA, in accordance with the applicable laws, regulations and rules that govern the FDA.

      1.03 KING and NOVAVAX agree that KING shall equally share with NOVAVAX in the Direct Costs and Pre-Launch Marketing Expenses for the development of ANDROSORB™ in the Territory and receive fifty percent (50%) of any revenues that NOVAVAX actually receives from the sales of ANDROSORB™ in the Territory. KING and NOVAVAX therefore agree that Section 8.6 of the Copromotion Agreement is hereby amended by adding a new Section 8.6(c) thereto, as follows:

(c) KING and NOVAVAX agree that KING shall equally share with NOVAVAX in the Direct Costs and Pre-Launch Marketing Expenses for the development of ANDROSORB™ in the Territory and receive fifty percent (50%) of any revenues that NOVAVAX actually receives from the sales of ANDROSORB™ in the Territory. NOVAVAX’s allocation and spending of such Direct Costs and Pre-Launch Marketing Expenses shall be subject to review and approval of the PMC.

      1.04 KING and NOVAVAX agree to reduce the baseline sales figures for KING Products from Thirty Million U.S. Dollars ($30,000,000.00) per calendar year, as set forth in EXHIBIT 9.1(b) in the Copromotion Agreement, to Twenty-Five Million U.S. Dollars ($25,000,000.00) per calendar year. KING and NOVAVAX therefore agree that the original EXHIBIT 9.1(b) to the Copromotion Agreement is hereby deleted and replaced in its entirety with the following new EXHIBIT 9.1(b):

EXHIBIT 9.1(b)

BASELINES FOR CALCULATING INCREMENTAL SALES

NORDETTE®

QUARTER	BASELINE

1Q (January 1—March 31)	$5,330,000

2Q (April 1—June 30)	$6,250,000

3Q (July 1—September 30)	$6,670,000

4Q (October 1—December 31)	$6,750,000

      1.05 KING and NOVAVAX further desire to modify the milestone obligations as set forth in Section 9.2 of the Copromotion Agreement. KING and NOVAVAX therefore agree that original Section 9.2, entitled Milestone Payments, of the Copromotion Agreement is hereby deleted and replaced it in its entirety with the following new Section 9.2, entitled Milestone Payments:

      9.2 Milestone Payments

         KING shall pay NOVAVAX the following milestone payments if the conditions to such payments shall have been satisfied by NOVAVAX on or prior to the dates specified below:

         (a) KING shall pay NOVAVAX on June 29, 2001 Two Million Five Hundred Thousand U.S. Dollars ($2,500,000) if on or prior to June 29, 2001, the following shall have occurred: (i) the New Drug Application for ESTRASORB™ (the

“ESTRASORB™ NDA”) shall have been Submitted, and (ii) NOVAVAX shall have provided to KING the Consultant Opinion Letters required to be delivered pursuant to Section 5(a) of that certain Note Purchase Agreement dated as of December 19, 2000, by and between KING and NOVAVAX (the “Note Purchase Agreement”); and

      (b) KING shall pay NOVAVAX an additional Two Million Five Hundred Thousand U.S. Dollars ($2,500,000) if on or prior to September 1, 2001, the ESTRASORB™ NDA shall have been Filed by the FDA.

      1.06 NOVAVAX agrees to allocate and spend at least Five Million U.S. Dollars ($5,000,000) in Pre-Launch Marketing Expenses to promote ESTRASORB™ during the Pre-Launch Period in the Territory. KING and NOVAVAX therefore agree that original Section 9.6, entitled Other Miscellaneous Costs and Expenses, of the Copromotion Agreement is hereby deleted and replaced it in its entirety with the following new Section 9.6, entitled Other Miscellaneous Costs and Expenses:

      9.6 Other Miscellaneous Costs and Expenses.

(a) Except as otherwise expressly provided in this Agreement, KING and NOVAVAX shall each pay one-half (1/2) of all costs and expenses, which are specifically approved by the PMC; provided, however that this Section 9.6 shall not be construed to require KING or any of its Affiliates to manufacture the NOVAVAX Products or samples of the NOVAVAX Products, nor shall it be construed to require NOVAVAX or any of its Affiliates to manufacture the KING Products or samples of the KING Products.

(b) Notwithstanding anything to the contrary in this Agreement, NOVAVAX agrees to allocate and spend during the Pre-Launch Period at least Five Million U.S. Dollars ($5,000,000) in Pre-Launch Marketing Expenses to promote ESTRASORB™ (taking into account the duration of the Pre-Launch Period), and all such Pre-Launch Marketing Expenses shall be borne solely by NOVAVAX. It is understood and agreed to by NOVAVAX that such Pre-Launch Marketing Expenses to promote ESTRASORB™ during the Pre-Launch Period shall be in addition to those expenses required to be incurred by NOVAVAX to promote ESTRASORB™ pursuant to Section 5(c) of the Note Purchase Agreement. NOVAVAX’s allocation and spending of such Pre-Launch Marketing Expenses shall be subject to review and approval of the PMC.

      1.07 Except as otherwise expressly provided in this Second Amendment, KING and NOVAVAX agree that all provisions of the Copromotion Agreement, as amended by the First Amendment, are hereby ratified and agreed to be in full force and effect, and are incorporated herein by reference.

      1.08 The Copromotion Agreement, as amended by the First Amendment and this Second Amendment, and the Confidentiality Agreements contain the entire agreement among the parties with respect to the transactions contemplated herein and supersede any prior agreements, understandings or arrangements between them, whether oral or in writing. This Second Amendment may not be amended, modified, altered or supplemented except by means of a written agreement or other instrument executed by both of the parties hereto. No course of conduct or dealing between the parties shall act as a modification or waiver of any provisions of this Second Amendment.

      1.09 This Second Amendment may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Second Amendment to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto. Original signatures transmitted by facsimile shall be acceptable to purposes of executing this Second Amendment. If original signatures are transmitted by facsimile, the parties shall endeavor in good faith to deliver to each other executed counterpart originals as soon as practicable after the date of this Second Amendment.

[Signature page follows]

      IN WITNESS WHEREOF, each of the parties hereto has executed this Second Amendment, or has caused this Second Amendment to be duly executed and delivered in its name on its behalf, all as of the Effective Date first above written.

KING PHARMACEUTICALS, INC	NOVAVAX, INC.

By:	By:

Name:	Name:

Title:	Title: